Exhibit 11
                            THERMO CARDIOSYSTEMS INC.

                       Computation of Earnings per Share


                                                    Three Months Ended
                                                --------------------------
                                                   June 28,       June 29,
                                                       1997           1996
   -----------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 2,222,000    $ 3,573,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         36,279,215     36,461,692

     Add: Shares issuable from acquisition
          of International Technidyne             3,355,705      3,355,705
                                                ------------   -----------
     Weighted average shares outstanding,
       as adjusted (b)                           39,634,920     39,817,397
                                                -----------    -----------
   Primary Earnings per Share (a) / (b)         $       .06    $       .09
                                                ===========    ===========
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                                                                   Exhibit 11
                            THERMO CARDIOSYSTEMS INC.

                       Computation of Earnings per Share


                                                     Six Months Ended
                                                --------------------------
                                                   June 28,       June 29,
                                                       1997           1996
   -----------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 4,097,000    $ 7,004,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         36,589,725     36,364,738

     Add: Shares issuable from acquisition
          of International Technidyne             3,355,705      3,355,705

          Shares issuable from assumed
          conversion of subordinated convertible
          debentures                                      -        710,473

          Shares issuable from assumed exercise
          of options and warrants (as determined
          by the application of the treasury
          stock method)                                   -        478,396
                                                -----------    -----------
     Weighted average shares outstanding,
       as adjusted (b)                           39,945,430     40,909,312
                                                -----------    -----------
   Primary Earnings per Share (a) / (b)         $       .10    $       .17
                                                ===========    ===========